EX-99.B6-b

                                     BY-LAWS
                                     OF THE
                     JACKSON NATIONAL LIFE INSURANCE COMPANY
              (Enacted 8/61; Amended 8/64, 9/64, 2/70, 1/71, 4/72,
                                   2/73, 4/76)

                                    ARTICLE I

                                    Meetings

         Section 1. Place of Meeting. The meetings of the shareholders and of the Board of Directors of this corporation shall be held at the principal office of the corporation, in the City of Jackson, Michigan, and such other places as the Board of Directors may from time to time determine.

         Section 2. Annual Meeting of Shareholders. The annual meeting of the shareholders shall be held in each year on the fourth Wednesday of April, at 10:30 o'clock in the morning, one of purposes of which shall be the election of a Board of Directors. The first annual meeting shall be held in 1962.

         Section 3. Notice of Annual Meeting of Shareholders. At least twenty-one (21) days prior to the date fixed by Section 2 of this Article for the holding of the annual meeting of shareholders, written notice of the time, place and purpose of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting.

         Section 4. Delay Annual Meeting. If for any reason the annual meeting of the shareholders shall not be held on the day designated in Section 2 of this Article, such meeting may be called and held as a special meeting, and the same proceedings may be had thereat as at the annual meeting; provided, however, that the notice of such meeting shall be the same herein required for the annual meeting, namely, not less than a twenty-one (21) day notice.

         Section 5. Order of Business at Annual Meeting. At all meetings of shareholders the order of business shall first be the calling of the roll, and if a quorum is found to be present, the order of business shall then continue and be observed as follows, as far as applicable and consistent with the purposes of the meeting; viz:

         (a)      Report of notice of meeting
         (b)      Reading minutes of preceding meeting
         (c)      Report of President
         (d)      Report of Secretary
         (e)      Report of Treasurer
         (f)      Report of Committees
         (g)      Election of Directors
         (h)      Unfinished Business
         (i)      New Business
         (j)      Adjournment

provided that in the absence of any objection the presiding officer may vary the order of business at his discretion.

         Section 6. Special Meeting of Shareholders. A special meeting of the shareholders may be called at any time by the President, or by a majority of the Board of Directors, or by shareholders entitled to vote upon not less that an aggregate of twenty (20%) per cent of outstanding shares of the corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the President, or by a majority of the Board of Directors, or by shareholders as above provided, the notices requisite to such meeting.

         Section 7. Notice of Special Meeting of Shareholders. At least twenty-one (21) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting.
No business not mentioned in the notice shall be transacted at the meeting.

         Section 8. Organization Meeting of the Board. At the place of holding the annual meeting of shareholders, and immediately following the same, the Board of Directors as constituted upon final adjournment of such annual meeting shall convene for the purpose of electing officers and transacting any other business properly brought before it.

         Section 9. Regular Meetings of the Board. Regular meetings of the Board of Directors may be held at such times and places as the Board of Directors shall from time to time determine. No notice of regular meetings of the Board shall be required.

         Section 10. Special Meetings of the Board. The special meetings of the Board of Directors may be called by the President at any time and shall be called by the President upon the written request of three members of the Board of Directors. At least three days written notice setting forth the time, place and purpose of the meeting shall be mailed to each Director, but action taken at any such time shall not be invalid for want of notice if such notice shall be waived as hereinafter provided.

         Section 11. Notices and Mailing. All notices required to be given by any provision of these By-Laws shall state the authority pursuant to which they are issued (as "by order of the President," or "by order of the Board of Directors," or "by order of the shareholders," as the case may be) and shall bear the written or printed signature of the Secretary. Every notice shall be deemed duly served when the same has been deposited in the United States mail, with postage full prepaid, plainly addressed to the sendee at his, her or its last address appearing upon the original or duplicate stock ledger of this corporation at its registered office in Michigan.

         Section 12. Waiver of Notice. Notice of the time, place and purpose of any meeting of the Board of Directors, may be waived by telegram, radiogram, cablegram, or other writing, either before or after such meeting has been held.

                                   ARTICLE II

                                     Quorum

         Section 1. Quorum of Shareholders. A majority of the outstanding shares of this corporation entitled to vote, present by the record holders thereof in person or by proxy, shall constitute a quorum at any meeting of the shareholders. In case there is no quorum present on the day fixed for the meeting, the shareholders present may adjourn said meeting from time to time without further notice until said quorum is obtained, or may adjourn Sine Die.

         Section 2. Quorum of Directors. A majority of the Directors shall constitute a quorum for the transaction of business.

                                   ARTICLE III

                          Voting, Elections and Proxies

         Section 1. Who Entitled to Vote. Except as the Articles of Association, or amendment or amendments thereto otherwise provide, each shareholder of this corporation shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of Common Stock of this corporation, held by such shareholder, subject, however, to the full effect of the limitations imposed by a fixed record date for determination of shareholders set forth in
Section 2 of this Article III.

         Section 2. Record Date for Determination of Shareholders. The Board of Directors in each instance shall fix a date preceding (a) the date of any meeting of shareholders, (b) the date for the payment of any dividends, (c) the date for the allotment of rights, (d) the date when any change or conversion or exchange of stock shall go into effect as the record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of common stock and in such case shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as after any such record date fixed as aforesaid.

         Section 3. Proxies. No proxy shall be deemed operative unless and until signed by the shareholder and filed with the corporation.

         Section 4. Vote by Shareholder Corporation. Any other corporation owning voting share in this corporation may vote upon such shares, or by proxy appointed by it, unless some other person shall be appointed to vote upon such shares by resolution of the Board of Directors of such shareholder corporation.

         Section 5. Inspectors of Election. Whenever any person entitled to vote at a meeting of the shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat shall appoint not more than three inspectors, who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the vote either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

                                   ARTICLE IV

                               Board of Directors

         Section 1. Number and Term of Directors. The business property and affairs of this corporation shall be managed by a Board of Directors composed of not less than seven (7), nor more than twenty-five (25) members. No person shall be eligible to the office of Director who is not the owner in his own right of at least ten (10) shares of the capital stock of the corporation. At least a majority of the Directors shall be residents of the State of Michigan.

         Section 2. Vacancies. Any vacancy in the Board of Directors shall be filled by appointment made by the remaining Directors, except that any vacancy caused by reason of an increase in the number of Directors shall be filled by the shareholders at an annual meeting, or at a special meeting called for that purpose. Each person so elected to fill a vacancy shall remain a Director until his successor has been elected by the shareholders, who may make such election at their next annual meeting or at a special meeting duly called for that particular purpose held prior thereto.

         Section 3. Action by Unanimous Written Consent. If and when the Directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it has been authorized at a meeting of the Board of Directors.

         Section 4. Power to Make By-Laws. Subject to the provisions of the Articles of Association, the Board of Directors shall have power to make and alter any By-Laws or By-Law, including the fixing and altering of the number of the Directors, provided that the Board shall not make or alter any By-Law or By-Laws fixing the qualifications, classifications, or term of office of any member or members of the then existing Board.

         Section 5. Power to Elect Officers. At the organization meeting of the Board, provided for in Article I, Section 8 hereof, the Board of Directors shall elect from their membership a President and may elect a Chairman of the Board of Directors. At such meeting, the Directors shall also elect one or more Vice Presidents, a Secretary, and a Treasurer. No officer except the Chairman of the Board and the President need be a member of the Board of Directors, but a Vice President who is not a Director shall not succeed to, nor fill, the office of President.

         Section 6. Power to Appoint Other Officers and Agents. The Board of Directors shall have power to appoint such other officers and agents as the Board may deem necessary for transaction of the business of the corporation.

         Section 7. Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever in the judgement of the Board the business interests of the corporation will be served thereby.

         Section 8. Power to Fill Vacancies. The Board shall have power to fill any vacancy in any office occurring from any reason whatsoever.

         Section 9. Delegation of Powers. For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or Director, but no officer or Directors shall execute, acknowledge, or verify any instrument in more one capacity.

         Section  10.  Power  to  Appoint  Executive  Committee.  The  Board  of
Directors shall have power to appoint by resolution an executive committee composed of two or more Directors who, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation between meetings of the Board.

         Section 11. Power to Require Bonds. The Board of Directors may require any officer or agent to file with the corporation a satisfactory bond conditioned for faithful performance of his duties.

         Section 12. Compensation. The Board of Directors shall fix the salaries of all officers of the corporation.

                                    ARTICLE V

                                    Officers

         Section 1. Chairman of the Board. The Board of Directors may select a Chairman of the Board, who shall be selected by and from the membership of the Board of Directors, and shall preside at all meetings of the shareholders, directors, and the executive committee. He shall also perform such other duties as may be delegated to him from time to time by the Board of Directors or the Executive Committee.

         Section 2. President. The President shall be selected by and from the membership of the Board of Directors. He shall be the Chief Executive Officer of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall be ex-officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of President and Chief Executive Officer of a corporation.

         Section 3. Vice President. There shall be such Vice Presidents as shall be chosen from time to time by the Board. At least one Vice President shall be chosen from the membership of the Board, who shall succeed to the office of President in case of vacancy of such office. Other Vice Presidents may be selected by the Board from time to time with such authority and duties as shall be prescribed by the Board.

         Section 4. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and of the executive committee, and shall preserve in books of the corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required. He shall give all notices required by statue, By-Law, or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the executive committee.

         Section 5. Treasurer. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositories as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, and whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board, he shall deliver to the President of the corporation, and shall keep in force, a bond in form, amount and with a surety or sureties satisfactory to the Board, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation.

         Section 6. Assistant Secretary and Assistant Treasurer. The Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

         Section 7. Other Officers. Any other officers appointed by the Board of Directors pursuant to Section 6 of Article IV hereof shall have such power and perform such duties as shall be delegated to them by the Board of Directors.

                                   ARTICLE VI

                              Shares and Transfers

         Section 1. Certificates for Shares. Every shareholder shall be entitled to a certificate of his shares signed by the President or a Vice President and the Secretary or the Treasurer, or by the Assistant Secretary or the Assistant Treasurer, under the seal of the corporation, certifying the number and class of shares represented by such certificates; provided, that where such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation, and a registrar, the signature of any such President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer, and the seal of the corporation, may be a facsimile.

         Section 2. Transfers of Stock. Transfers of stock shall be made on the books of the corporation only by the person named in certificate or by attorney lawfully constituted in writing and upon surrender of the certificate therefor.

         Section 3. Registered Shareholders. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof save as may be otherwise provided by the Statutes of Michigan.

         Section 4. Lost Certificates. In case of loss or destruction of any certificate of stock, the owner shall not be entitled to receive a new certificate in lieu thereof until proof satisfactory to the Secretary of such loss or destruction is made and ample indemnity, by bond or otherwise, as the President and Secretary may prescribe has been given to the company. At the option of the company, a new certificate may not be issued until sixty days after notice of loss is received. Any such new certificate, issued in lieu of one lost or destroyed, shall be marked "Duplicate" on its face.

         Section 5. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the Board may otherwise direct.

         Section 6. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.

                                   ARTICLE VII

                             Dividends and Reserves

         Section 1. Sources of Dividends. The Board of Directors shall have power and authority to declare dividends from any source permitted by law. In determining earned surplus the judgment of the Board shall be conclusive in the absence of bad faith or gross negligence.

         Section 2. Manner of Payment of Dividend. Dividends may be paid in cash, in property, in obligations of the corporation, or in shares of the stock of the corporation.

         Section 3. Reserves. The Board of Directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the Board in its discretion shall approve and the Board shall have power and authority to abolish any reserve created by the Board.

                                  ARTICLE VIII

                               Right of Inspection

         Section 1. Inspection of List of Shareholders. At least ten (10) days before every election of Directors a complete list of shareholders entitled to vote at such election shall be open to examination by any registered shareholder entitled to vote at such election, provided that no shareholder holding less than two (2%) per cent of the outstanding common stock of the corporation shall be entitled to exercise such privilege of inspection in advance of such meeting.

         Section 2. Inspection of Books of Account and Stock Books. The books of account and stock books of this corporation shall be open to inspection at all reasonable times and for any proper purpose by the shareholders, provided that no shareholder holding of record in the aggregate less than two (2%) per cent of the outstanding shares of such class of the stock of this corporation, and no person, whatever his or her holdings, who has not been a shareholder of record of this corporation for at least three (3) months prior to making such application, shall be permitted to exercise such privilege of inspection, except pursuant to resolution of the Board of Directors.

                                   ARTICLE IX

                            Execution of Instruments

         Section 1. Checks, Etc. All checks, drafts, and orders for payment of money shall be signed in the name of the corporation by such officers or agents as the Board of Directors shall from time to time designate for that purpose.

         Section 2. Contracts, Conveyances, Etc. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the executing officers, the President, or any Vice President, and the Secretary, or Assistant Secretary, may execute the same in the name and behalf of this corporation any may affix the corporate seal thereto. The Board of Directors shall have the power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation.

                                    ARTICLE X

                                      Seal

         The seal of this corporation shall be the seal, an imprint of which is affixed to the margin of these Articles.

                                   ARTICLE XI

                    Indemnification of Directors and Officers

         This Corporation shall indemnify to the full extent permitted by law any person who was or is a party or is threatened to be made a party to civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her contract was unlawful. The foregoing right of indemnification shall not be exclusive of other rights to which such person may be entitled.

                                   ARTICLE XII

                              Amendment of By-Laws

         These By-Laws may be amended, altered, changed, added to, or repealed, by the majority vote of the Board of Directors.

                                  ARTICLE XIII

                                   Fiscal Year

         The Fiscal Year of the corporation shall be determined and fixed from time to time by the Board of Directors.